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                                                               EXHIBIT 10(l)(12)

                         HOUSTON INDUSTRIES INCORPORATED
                           DEFERRED COMPENSATION PLAN

               (As Amended and Restated Effective January 1, 1991)

                               Eleventh Amendment

                  CenterPoint Energy, Inc., a Texas corporation (the "Company"), having amended and restated the Houston Industries Incorporated Deferred Compensation Plan, effective January 1, 1991, and as thereafter amended (the "Plan"), and having reserved the right under Section 7.1 thereof to amend the Plan, does hereby amend the Plan, as follows:

                  1. Effective January 1, 2001, Section 1.2(n) of the Plan is hereby amended, by adding the following to the end thereof:

         "Notwithstanding the foregoing, Resources Participants shall be offered the opportunity to make a one-time, irrevocable election to treat such Participant's future employment, if any, with Reliant Resources, Inc. ('RRI') and its subsidiaries following completion of the spin-off of RRI from the Company ('RRI Employment') as 'Employment' with an Employer hereunder (to the extent such Resources Participant commenced RRI Employment prior to the spin-off of RRI from the Company) for all purposes except any such Employee shall not be eligible to make any additional deferrals of Compensation under the Plan during any period of RRI Employment in which a Resources Participant is also eligible to participate in a deferred compensation program or plan sponsored by RRI. For this purpose, 'Resources Participant' includes (i) each and every Participant as of December 1, 2000, in which case the election must be made on or before December 31, 2000 and (ii) each and every individual who becomes a Participant after December 1, 2000, in which case the election must be made on or before December 31, 2001; provided that the Committee may allow individuals electing not to treat RRI Employment as 'Employment' hereunder to make a subsequent, one-time election to transfer benefits under this Plan to a deferred compensation program or plan sponsored by RRI. Any such one-time irrevocable election shall be made on such form and in such manner as prescribed by the Committee under uniform procedures equally applicable to all Resources Participants."

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                  2.       Effective January 1, 2002, Section 3.4 of the Plan is
hereby amended by adding the following provisions to the end thereof:

         "A Participant may also make a Savings Plan excess deferral election with respect to the payment of Compensation. A Savings Plan excess deferral election must be specified as a percentage of Compensation, and will only become effective during the Participation Year at such time as the Participant is prevented from accruing additional benefits under the Savings Plan by reason of the application of Section 415(c) or Section 401(a)(17) of the Code (or any successor provisions) (the 'Applicable Limits'). A Savings Plan excess deferral election under this Section 3.4 will not become effective solely on account of a Participant's pre-tax deferrals under the Savings Plan reaching an annual limit set forth in Section 402(g) of the Code (or any successor provision), and the limitation in such section is not an Applicable Limit. The percentage of Compensation elected to be deferred as a Savings Plan excess deferral election shall be withheld from the Participant's Compensation during each pay period beginning with the pay period in which the Participant reaches an Applicable Limit and shall continue during each pay period for the remainder of the Participation Year. Any interest which accrues on such Savings Plan excess deferrals pursuant to Article V shall accrue from January 1 of each Participation Year on the total amount of salary deferred during the Participation Year under this Section 3.4. For purposes of this paragraph, 'Savings Plan' means the Reliant Energy, Incorporated Savings Plan, as amended from time to time."

                  3. Effective January 1, 2002, Section 5.4 of the Plan is hereby amended in its entirety to read as follows:

         "If the employment of an Employee Participant is terminated for any reason other than death, retirement at or after Normal Retirement Date, or early retirement in accordance with the provisions of Section 5.1(d), a Normal Retirement Distribution payable in 15 annual installments as described in Section 5.1(b) shall not be made, but the Employer shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable Moody's Rate for each Participation Year, from the Commencement Date through the date of payment; provided that for any Participation Year in which the Committee determines that such Participant's deferral election was undertaken solely to preserve the deductibility of the Participant's Compensation pursuant to Section 162(m) of the Code, then interest on amounts deferred with respect to such Participation Year shall be calculated using the applicable Interest Crediting Rate for such Participation Year, rather than the applicable Moody's Rate. Notwithstanding the foregoing, the amount payable under this Section 5.4 shall be reduced by amounts equal to any Early Distribution or other benefit paid prior thereto, with adjustments for interest.

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         Payments under this Section 5.4 shall be made within 95 days following the date of Participant's termination of employment or as soon as practicable thereafter."

                  IN WITNESS WHEREOF, The Company has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 27th day of September, 2002, but effective as of the dates specified herein.

                                    CENTERPOINT ENERGY, INC.

                                    By /s/ DAVID M. MCCLANAHAN
                                       ---------------------------------------
                                       David M. McClanahan
                                       Vice Chairman

ATTEST:

/s/  RUFUS S. SCOTT
-----------------------------------
Assistant Secretary

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